Exhibit 99.01

Investview (“INVU”) Reports $1.8 Million Month in Bitcoin Mining Gross Revenue & Operations Update - December 2021

Eatontown, NJ, January 07, 2022 — Investview, Inc. (OTCQB: INVU), a diversified financial technology company that through its subsidiaries and global distribution network provides financial technology, education tools, content, research, and management of digital asset technologies with a focus on Bitcoin mining and the new generation of digital assets, announces its production and operational updates, including its Bitcoin (“BTC”) production for December 2021.

December 2021 BTC Production and Digital Asset Holdings

●	Gross Revenue of $1.8 million, up 3% Year-Over-Year December
●	Gross Profit of $1.3 million, up 37% Year-Over-Year December
●	Gross Profit Margin of 72%
●	Bitcoin Mined over 20 months period ending December 2021, 1,236.41 BTC
●	As of December 31, 2021, Investview holds over 17.63 BTC
●	As of December 31, 2021, Investview holds over 75,614.89 NDAU

Operations Update

In December 2021, SAFETek purchased 96 new Bitmain T19 Bitcoin miners, which are currently being shipped and will be fully deployed by mid-January, 2022. Management has also approved a plan to purchase 229 additional new Bitcoin mining servers in the first quarter of 2022. These new mining servers are being used to replace older and less efficient mining server systems and will increase SAFETek’s hashrate by approximately 28 Petahash. The older mining server systems will be shipped to SAFETek’s miner repair facility in Texas where they will be fully refurbished and made available for sale or for redeployment.

Over the past few years, the value of the refurbished Bitcoin miners has increased in conjunction with the rise in the value of Bitcoin. In December, SAFETek commenced selling a portion of the refurbished mining servers for nearly double the original purchase price of these machines. Currently, SAFETek has approximately 3,000 Bitcoin miners that are scheduled to be refurbished at its Repair Facility in the first and second quarters of 2022. The sale or redeployment of these refurbished mining server systems will have a positive impact on SAFETek’s financial results.

In January 2022, SAFETek will complete final testing on its first mobile Bitcoin mining data center trailer. The mobile data center trailer on wheels is 53 ft long, has space for 768 new generation mining servers and a capacity of 2.75 megawatts. SAFETek is currently accepting orders for its mobile data center trailers.

Note: The numbers included in this release are initial expected results and are un-audited and may differ from numbers reported in our SEC filings due to compliance with US GAAP and are subject to final review by the Company’s independent auditors. Final audited financial statements can be found in our annual SEC Form 10-K filings.

About Investview, Inc.

Investview, Inc. is a diversified financial technology and global distributor organization that operates through its subsidiaries to provide financial education tools, content, research, and management of digital asset technology that mines cryptocurrencies, with a focus on Bitcoin mining and the next generation of digital assets. Investview – driving decentralization of education and finance through a commitment to blockchain technology. For more information on Investview and its family of wholly owned subsidiaries, please visit: www.investview.com.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate” or other comparable terms. These forward-looking statements are based on Investview’s current beliefs and assumptions and information currently available to Investview and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. More information on potential factors that could affect Investview’s financial results is included from time to time in Investview’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The forward-looking statements made in this release speak only as of the date of this release, and Investview, Inc. (“INVU”) assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Investor Relations

Contact: Ralph Valvano
Phone Number: 732.889.4300
Email: pr@investview.com